2018 Third Quarter Earnings Release David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis L. Klaeser EVP and Chief Financial Officer

Forward-Looking Statements & Other Information This presentation and the accompanying presentation by management may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "on track," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. 2

Forward-Looking Statements & Other Information (continued) Risk factors include, without limitation: • Chemical's ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and systems conversion in 2018; • Chemical's ability to grow its deposits while reducing the number of physical branches that it operates; • Economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • Increases in competitive pressure in the banking and financial services industry; • The timing of when historic tax credits are placed into service could impact our operating expenses; • Risks related to potential mergers and acquisitions including potential deposit attrition, higher than expected costs, customer loss and business disruption, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters, and the potential inability to identify and successfully negotiate and complete additional successful combinations with potential merger or acquisition partners; • Restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • Legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s most recent Annual Report on Form 10-K or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual Report on Form 10-K. These and other factors are representative of the risk factors that may emerge and could cause a difference between an 3 ultimate actual outcome and a preceding forward-looking statement.

Forward-Looking Statements & Other Information (continued) Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non- GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, merger and restructuring expenses, impairment of income tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments and (losses) gains from sale of investment securities and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 4

Third Quarter 2018 Highlights

(in thousands, except per share data)	Q3 2018	Q2 2018	Q3 2017
Income Statement			
Net Income	$ 70,397	$ 68,988	$ 40,459
Net Income, excl. significant items[(1)]	70,397	68,988	54,241
Diluted earnings per share	0.98	0.96	0.56
Diluted earnings per share, excl. significant items[(1)]	0.98	0.96	0.76
Return on average assets	1.37%	1.39%	0.86%
Return on average assets, excl. significant items[(1)]	1.37%	1.39%	1.15%
Return on average shareholders' equity	10.2%	10.2%	6.1%
Return on average shareholders' equity, excl significant items[(1)]	10.2%	10.2%	8.2%
Efficiency ratio	55.6%	53.5%	68.0%
Adjusted efficiency ratio[(1)]	52.8%	51.2%	51.2%
Net interest margin (GAAP)	3.42%	3.54%	3.40%
Net interest margin (FTE)[(1)]	3.48%	3.59%	3.48%
Balance Sheet			
Total loans	$ 14,796,252	$14,579,693	$13,833,368
Total deposits	15,444,852	14,551,536	13,805,245
Total assets	20,905,489	20,282,603	19,354,308
Book value per share	39.04	38.52	37.57
Tangible book value per share[(1)]	22.87	22.33	21.36
Asset Quality			
Nonperforming loans/total loans	0.65%	0.46%	0.39%
Net loan charge-offs/average loans	0.05%	0.12%	0.10%

Q3 2018 Highlights

Diluted EPS
$0.98

ROATCE[(1)]
17.5%

Adjusted Efficiency Ratio[(1)]
52.8%

Total Loans
$14.8 billion

Total Deposits
$15.4 billion

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

5

Income Statement Summary

Financial Highlights

(in thousands except per share data)	2018 3rd Qtr.	2018 2nd Qtr.	2017 3rd Qtr.
Net interest income	**$ 159,481**	$ 157,537	$ 143,628
Provision for loan losses	**6,028**	9,572	5,499
Noninterest income	**37,917**	38,018	32,122
Operating expenses	**109,661**	104,561	119,539
Operating expenses, core[1]	**106,499**	102,845	95,241
Merger expenses	**—**	—	2,379
Restructuring expenses	**—**	—	18,824
Impairment of income tax credits	**3,162**	1,716	3,095
Net income	**$ 70,397**	$ 68,988	$ 40,459
Net income, excl. significant items[1]	**$ 70,397**	$ 68,988	$ 54,241
Diluted EPS	**$ 0.98**	$ 0.96	$ 0.56
Diluted EPS, excl. significant items[1]	**$ 0.98**	$ 0.96	$ 0.76
Return on Avg. Assets	**1.37%**	1.39%	0.86%
Return on Avg. Shareholders' Equity	**10.2%**	10.2%	6.1%
Return on Avg. Tangible Shareholders' Equity[1]	**17.5%**	17.8%	10.9%
Efficiency Ratio	**55.6%**	53.5%	68.0%
Efficiency Ratio - Adjusted[1]	**52.8%**	51.2%	51.2%

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q3 2018 compared to Q2, due to higher average balances and yields earned on loans and investment securities, partially offset by an increase in average deposit balances and cost of funds
- Decrease in noninterest income compared to Q2 2018 primarily due to a decrease in wealth management revenue, partially offset by the change in the impact to earnings from the change in fair valuation in loan servicing rights
- Operating expenses in Q3 2018 increased primarily due to increases in outside processing and service fees, occupancy expense, and salaries, wages and benefits
- Decrease in Q3 2018 provision for loan losses, primarily due to lower originated loan growth and improvements in the collateral position on loans evaluated for impairment and overall credit quality

6

Net Income NetNet IncomeIncome, Trending excluding Upward significant ($ Millions, items except ($ EPS Millions, data) except EPS data) 2017 Total: $149.5(1); $219.6(2)(3) 2018 Total: $211.0(1) $70.4 $1.20 $71.6 $69.0 $1.00 $60.0 $54.3(2)(3) $53.2 $0.98 $13.8 $2.7 $0.3 $0.80 e m (3) o $40.0 $0.70 S c P n $0.60 I E t e N $52.0 $47.6 $0.40 $20.0 $40.5 $0.20 $9.4 $0.0 $0.00 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) (1)Net Income (2) Net Income, excluding significant items for each of the three month periods in 2017. 7 (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Profitability Ratios Quarterly Trend 2.00% 30.0% 1.47% 1.39% 1.37% 1.31% ) 1 ( E 1.15% 1.15% 1.15% T 19.0% A ) O 1 ( 17.8% 17.5% R A 16.5% d 1.00% 15.0% n A a O 14.6% ) R 14.4% 14.1% 1 ( E A 10.7% O 10.2% 10.2% R 9.4% 7.8% 8.0% 8.2% 0.00% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Return on average assets(2) Return on average assets, excl. significant items (non-GAAP)(1) (2) ___ Return on average average tangible shareholders' equity (excluding significant items for quarters during 2017 (non- GAAP)(1)) ___ Return on average shareholders' equity(2) (excluding significant items for quarters during 2017 (non-GAAP)(1)) (1) Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 8 (2) There were no "significant items" for the quarters in 2018.

Loan Portfolio Composition ($ Millions) September 30, 2017 $13,833 September 30, 2018 $14,796 Loan Growth - Twelve Months Ended $2,475 $2,350 $3,320 September 30, 2018 $3,720 $963 $(125) $3,392 $3,221 $1,718 $1,898 $2,515 $171 $2,740 $400 $622 $501 $121 $74 $83 $(9) $225 $180 n Commercial n CRE owner-occupied n CRE non-owner occupied n CRE vacant land n Real estate construction n Residential n Consumer 9

Loan Growth ($ Millions) Quarterly Loan Growth Trends $500 $394 $400 $322 $361 $300 $282 $166 $217 $200 $63 $100 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 - $1,164 2018 - $641 Loan Growth - 2017 Total Loan Growth - 2018 YTD n Commercial $(92) n $1,164 CRE owner- $641 $132 $169 occupied $139 n CRE non-owner- $165 $116 occupied $48 $334 $(6) n CRE vacant Land $170 n RE construction $133 $390 n Residential $85 n Consumer $22 10

Loan Growth – Originated v. Acquired LoanLoan GrowthGrowth (Run-off) (Run-off) ($ ($Millions) Millions) Q3 2018 Q2 2018 Q1 2018 Q3 2017 2017 Total Originated Loan Portfolio Commercial $ 197 $ 268 $ 78 $ 71 $ 507 CRE/RE Construction 142 265 154 139 1,046 Residential 124 122 72 197 491 Consumer (15) 29 (39) 89 244 Total Originated Loan Portfolio Growth $ 448 $ 684 $ 265 $ 496 $ 2,288 Acquired Loan Portfolio Commercial $ (54) $ (118) $ (37) $ (111) $ (338) CRE/RE Construction (97) (123) (81) (92) (348) Residential (57) (62) (60) (102) (326) Consumer (23) (20) (24) (25) (112) Total Acquired Loan Portfolio Run-off $ (231) $ (323) $ (202) $ (330) $ (1,124) Total Loan Portfolio Commercial $ 143 $ 150 $ 41 $ (40) $ 169 CRE/RE Construction 45 142 73 47 698 Residential 67 60 12 95 165 Consumer (38) 9 (63) 64 132 Total Loan Portfolio Growth $ 217 $ 361 $ 63 $ 166 $ 1,164 11

Deposit Composition TotalTotal DepositsDeposits ($ ($ Billions) Billions) Total Deposits – September 30, 2017 Deposit Growth Total Deposits – September 30, 2018 $13.8 billion $1.6 billion, 11.9%(1) $15.4 billion $0.4 $0.9 $3.0 $3.7 $0.3 $4.0 $0.5 $3.3 $3.7 $3.0 $0.5 $3.0 $0.3 $4.2 n Noninterest-bearing demand n Interest-bearing checking n Savings and money market n Other time deposits n Brokered deposits Average Deposits ($ Millions) & Cost of Deposits(2) (%) s $14,000 0.75% t i $13,975 s $13,765 $13,603 d o $13,389 $12,999 $13,022 0.72% i p a e P D e t e a g $14,936 0.56% R a $9,000 0.50% r t s e e v 0.46% r A e t l 0.42% n a I t 0.28% 0.38% o T 0.33% $4,000 0.25% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Deposits Cost of Deposits (1)Comprised of $1.1 billion of growth in customer deposits. 12 (2)Cost of deposits based on period averages.

Funding Breakdown ($ Billions) June 30, 2018 September 30, 2018 $17.3 billion $17.9 billion Average cost of wholesale Average cost of wholesale borrowings – 1.80% Interest and borrowings – 1.97% noninterest- n Deposits: bearing, checking, savings, money market n Time deposits $3.0 $3.5 $0.4 $0.4 n Collateralized customer deposits $3.3 $10.2 $11.2 $3.2 n Wholesale borrowings (at September 30, 2018: brokered deposits - $0.9 billion, short and long term borrowings - $2.1 billion) Average Cost of Funds Q2 2018 – 0.76% Average Cost of Funds Q3 2018 – 0.88% 13

Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) $9.6 $10.0 $8.1 $6.2 $6.3 $4.9 $5.1 $4.1 $4.3 $5.0 $3.4 $2.0 $3.5 $1.2 $3.5 $1.4 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Provision for Loan Losses Net Loan Losses Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) $104 $120 $92 $76 $73 $78 $60 $97 $62 $63 ALL $51 $44 $0 NPLs YE 2014 YE 2015 YE 2016 YE 2017 Q3 2018 Originated Loans ($ billions) $5.0 $5.8 $7.5 $9.8 $11.1 Acquired Loans ($ billions) 0.7 1.5 5.5 4.4 3.7 Total Loans ($ billions) $5.7 $7.3 $13.0 $14.2 $14.8 Originated ALL $76 $73 $78 $92 $103 Acquired ALL — — — — 1 Total ALL $76 $73 $78 $92 $104 Originated ALL/ Originated Loans 1.51% 1.26% 1.05% 0.94% 0.93% NPLs/ Total Loans 0.89% 0.86% 0.34% 0.45% 0.65% Credit Mark as a % of Unpaid Principal on Acquired Loans 5.4% 4.4% 3.1% 2.4% 1.7% 14

Net Interest Income, Net Interest Margin and Loan Yields Quarterly(Quarterly Trend Trend) Net Interest Income Net Interest Margin(1) and Loan Yields 5.00% $157.5 $159.5 4.63% 4.68% $160 4.48% $151.9 4.22% 4.31% 4.31% $145.9 4.11% $143.6 $137.9 $140 3.59% 3.49% 3.48% 3.48% 3.47% 3.56% 3.48% $130.1 0.26% 0.12% 0.21% 0.23% 0.22% 0.29% 0.23% $120 ) 2.50% s n o i l l i $100 M ( $ $80 $60 0.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 $40 2017 2018 Loan Yields Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Purchase Accounting Accretion on Loans (1) Net Interest Income Net Interest Margin (1) Computed on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for each of the three month periods in 2018 and 35% for each of the 15 three months periods in 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry. Please refer to the Appendix for a reconciliation of non-GAAP financial measures.

Non-Interest Income Quarterly $50.0 $41.6 $40.6 $38.0 $38.0 $37.9 $9.9 $12.5 $9.2 $32.1 $32.3 $8.8 $9.8 ) $5.2 s $7.9 n $8.8 o i l l i $25.0 $8.0 $8.6 $8.5 $8.2 M ( $9.1 $ $7.0 $9.1 $5.8 $6.3 $7.2 $6.0 $6.2 $6.5 $15.9 $15.0 $13.9 $11.6 $13.3 $13.4 $8.8 $0.0 Q1 Q2 Q3 Q4 (1) Q1 Q2 Q3 2017 2018 Other Wealth Management (2) Service Charges and Fees on Deposit Accounts Net Gain on Sale of Loans and other Mortgage Banking Revenue (1) Significant items: Q4 2017 included a $7.6 million loss on investment securities as part of our treasury and tax management objectives. 16 (2) Includes impact of change in fair value of loan servicing rights.

Operating Expenses QuarterlyQuarterly $119.5 $120.0 $2.7 $3.2 $109.7 $21.2 $3.2 $104.2 $1.0 $104.5 $100.0 $101.6 $1.7 $4.2 $98.2 $1.6 $0.5 $2.5 $8.1 $8.5 $3.1 $8.1 $6.2 $7.7 $8.2 $7.6 $7.1 $7.4 $8.0 $8.0 $7.7 $8.7 $6.9 $7.5 ) s n o i l l i $60.0 $100.0(1) $56.2 M ( $55.6 $55.6 $59.9 $52.2 $52.6 (1) $ $47.4 $102.8 (1) (1) $106.5 (1) (1) $95.2 $100.0 $97.7 $91.3(1) (3)(3) $32.4 $28.7 $28.4 $24.2 $28.1 $27.7 $28.1 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2017 2018 Other (3) Compensation Occupancy (2) Equipment Core system transformation costs Impairment Related to Historic Tax Credits Merger & Restructuring Expenses (1) Represents operating expenses, core, a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 17 (2) Segregated for this chart, but otherwise included in Other, Equipment and Compensation expenses. (3) Core system transformation costs of $0.2 million included in Other expenses for the 4th quarter of 2017.

Capital Tangible Book Value and Capital Ratios CHFC CHFC CHFC CHFC CHFC 9/30/2017 12/31/2017 3/31/2018 6/30/2018 9/30/2018 Tangible Book Value / Share(1) $21.36 $21.21 $21.68 $22.33 $22.87 Tangible Common Equity / Tangible Assets(1) 8.3% 8.3% 8.3% 8.3% 8.3% Tier 1 Capital(2) 10.5% 10.2% 10.4% 10.5% 10.9% Total Risk-Based Capital(2) 11.2% 11.0% 11.2% 11.4% 11.7% Tangible Book Value per Share(2) (TBV) Roll Forward $30 $3.83 $22.87 $21.36 $(1.18) $20 $(0.46) $(0.68) $10 $0 ) . ) 017 ms nds Adj s(3 018 0, 2 t Ite vide CI tem 0, 2 pt 3 ican Di AO nt I pt 3 Se nif ifica Se V @ . Sig ign V @ TB (Ex S TB me Inco Net (1)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (2)Estimated at September 30, 2018 (3)Significant items include fourth quarter of 2017 merger and restructuring expenses, the revaluation of net deferred tax assets and losses on sales of investment securities as part 18 of our treasury and tax management objectives.

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Shareholders' equity	**$ 2,788,924**	$ 2,750,999	$ 2,704,703	$ 2,668,749	$ 2,673,089	$ 2,639,442	$ 2,600,051
Goodwill, CDI and non-compete agreements, net of tax	**(1,155,083)**	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	**$ 1,633,841**	$ 1,594,692	$ 1,547,198	$ 1,510,011	$ 1,519,513	$ 1,485,847	$ 1,445,136
Common shares outstanding	**71,438**	71,418	71,350	71,207	71,152	71,131	71,118
Book value per share	**$ 39.04**	$ 38.52	$ 37.91	$ 37.48	$ 37.57	$ 37.11	$ 36.56
Tangible book value per share	**$ 22.87**	$ 22.33	$ 21.68	$ 21.21	$ 21.36	$ 20.89	$ 20.32
Total assets	**$ 20,905,489**	$ 20,282,603	$ 19,757,510	$ 19,280,873	$ 19,354,308	$ 18,781,405	$ 17,636,973
Goodwill, CDI and non-compete agreements, net of tax	**(1,155,083)**	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	**$ 19,750,406**	$ 19,126,296	$ 18,600,005	$ 18,122,135	$ 18,200,732	$ 17,627,810	$ 16,482,058
Tangible shareholders' equity to tangible assets	**8.3%**	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%
Net income	**$ 70,397**	$ 68,988	$ 71,596	$ 9,446	$ 40,459	$ 52,014	$ 47,604
Significant items, net of tax[(1)]	**—**	—	—	53,240	13,782	302	2,709
Net income, excl. significant items[(1)]	**$ 70,397**	$ 68,988	$ 71,596	$ 62,686	$ 54,241	$ 52,316	$ 50,313
Diluted earnings per share	**$ 0.98**	$ 0.96	$ 0.99	$ 0.13	$ 0.56	$ 0.73	$ 0.67
Effect of significant items, net of tax[(1)]	**—**	—	—	0.74	0.20	—	0.03
Diluted earnings per share, excl. significant items[(1)]	**$ 0.98**	$ 0.96	$ 0.99	$ 0.87	$ 0.76	$ 0.73	$ 0.70
Average assets	**$ 20,501,223**	$ 19,850,993	$ 19,457,877	$ 19,207,430	$ 18,858,148	$ 18,264,699	$ 17,474,019
Return on average assets	**1.37%**	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%
Effect of significant items, net of tax[(1)]	**—%**	—%	—%	1.11%	0.29%	0.01%	0.06%
Return on average assets, excl. significant items[(1)]	**1.37%**	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%
Average shareholders' equity	**$ 2,769,101**	$ 2,707,346	$ 2,668,325	$ 2,676,029	$ 2,643,233	$ 2,606,517	$ 2,584,501
Average goodwill, CDI and noncompete agreements, net of tax	**1,155,679**	1,156,877	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177
Average tangible shareholders' equity	**1,613,422**	1,550,469	1,510,241	1,519,907	1,489,839	1,452,288	1,429,324
Return on average shareholders' equity	**10.2%**	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%
Effect of significant items, net of tax[(1)]	**—%**	—%	—%	8.0%	2.1%	—%	0.4%
Return on average shareholders' equity, excl. significant items[(1)]	**10.2%**	10.2%	10.7%	9.4%	8.2%	8.0%	7.8%
Return on average tangible shareholders' equity	**17.5%**	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%
Effect of significant items, net of tax[(1)]	**—**	—	—	14.0	3.7	0.1	0.8
Return on average tangible shareholders' equity, excl. significant items[(1)]	**17.5%**	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%

(1) "Significant items" include 2017 merger and restructuring expenses, the fourth quarter of 2017 charge to income tax expense as a result of the revaluation of the net deferred tax assets and the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives.

19

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Efficiency Ratio:							
Total revenue – GAAP	**$ 197,398**	$ 195,555	$ 192,417	$ 178,224	$ 175,750	$ 179,516	$ 168,107
Net interest income FTE adjustment	**2,386**	2,331	2,227	3,580	3,260	3,169	3,068
Significant items[(1)]	**(932)**	27	(3,752)	7,569	4,040	1,725	429
Total revenue – non-GAAP	**$ 198,852**	$ 197,913	$ 190,892	$ 189,373	$ 183,050	$ 184,410	$ 171,604
Operating expenses – GAAP	**$ 109,661**	$ 104,561	$ 101,610	$ 100,022	$ 119,539	$ 98,237	$ 104,196
Merger and restructuring expenses	**—**	—	—	(2,567)	(21,203)	(465)	(4,167)
Impairment of income tax credits	**(3,162)**	(1,716)	(1,634)	(6,157)	(3,095)	—	—
Operating expenses, core – non-GAAP	**106,499**	102,845	99,976	91,298	95,241	97,772	100,029
Amortization of intangibles	**(1,426)**	(1,425)	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)
Operating expenses, efficiency ratio - excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - non-GAAP	**$ 105,073**	$ 101,420	$ 98,537	$ 89,773	$ 93,715	$ 96,247	$ 98,516
Efficiency ratio – GAAP	**55.6 %**	53.5%	52.8%	56.1%	68.0%	54.7%	62.0%
Efficiency ratio – adjusted – non-GAAP	**52.8 %**	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%
Net Interest Margin:							
Net interest income – GAAP	**$ 159,481**	$ 157,537	$ 151,863	$ 145,905	$ 143,628	$ 137,948	$ 130,097
Adjustments for tax equivalent interest:							
Loans	**767**	737	750	855	824	814	808
Investment securities	**1,619**	1,594	1,477	2,725	2,436	2,355	2,260
Total taxable equivalent adjustments	**2,386**	2,331	2,227	3,580	3,260	3,169	3,068
Net interest income (on a tax equivalent basis)	**$ 161,867**	$ 159,868	$ 154,090	$ 149,485	$ 146,888	$ 141,117	$ 133,165
Average interest-earning assets	**$18,490,680**	$17,847,262	$17,460,007	$17,138,285	$16,815,240	$16,228,996	$15,395,465
Net interest margin – GAAP	**3.42 %**	3.54%	3.51%	3.39%	3.40%	3.41%	3.41%
Net interest margin – on a tax-equivalent basis– non-GAAP	**3.48 %**	3.59%	3.56%	3.47%	3.48%	3.48%	3.49%

(1) "Significant items" include 2017 merger and restructuring expenses, the fourth quarter of 2017 charge to income tax expense as a result of the revaluation of the net deferred tax assets and the fourth quarter of 2017 losses on sales of investment securities as part of our treasury and tax management objectives.

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